Exhibit 23.2

                     Consent of Knight Vale & Gregory PLLC

                          Independent Auditor's Consent

We consent to the use in this Registration Statement of Rainier Pacific Financial Group, Inc. on Form S-1 of our report, dated January 19, 2001, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the captions "Experts" and "Selected Financial and Other Data" in such Prospectus.


/s/ Knight Vale & Gregory PLLC

Knight Vale & Gregory PLLC
Tacoma, Washington
June 20, 2003